Subsidiaries of the Registrant




     Name                                        Jurisdiction  of  Incorporation
     ----                                        -------------------------------


American Technical Ceramics (Florida), Inc.                   Florida

Phase Components, Ltd.                                        Great Britain

American Technical Ceramics Europe, Aktiebolag                Sweden

American Technical Ceramics (China), Ltd.                     Delaware

American Technical Components Costa Rica, S.A.                Costa Rica



                 All of the above subsidiaries are wholly-owned.


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